EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 6, 2004, relating to the consolidated financial statements and consolidated financial statement schedule of International Game Technology, appearing in the Annual Report on Form 10-K of International Game Technology for the year ended September 30, 2004.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Reno, Nevada
March 8, 2005